Exhibit 99

Marriott International, Inc. Corporate Headquarters	Marriott Drive Washington, D.C. 20058 (301) 380-7770

NEWS

CONTACT: Tom Marder

(301) 380-2553

thomas.marder@marriott.com

MARRIOTT INTERNATIONAL REPORTS RECORD EPS FROM CONTINUING OPERATIONS OF $1.94 FOR 2003, UP 11% FROM 2002

Highlights from the year:

•	Marriott added more than 31,000 hotel rooms and timeshare units in 2003, bringing the global system to 2,718 hotels and timeshare units (490,564 rooms).

•	Conversion pace of non-Marriott hotels to Marriott brands continued to be strong in 2003 and into 2004, accounting for approximately one-third of total new hotel rooms added in 2003.

•	Marriott used cash generated by its business and asset sales to reduce total debt by $319 million and to repurchase 10.5 million shares of common stock in 2003.

•	Marriott led the industry in Internet enabled hotels with approximately 1,400 at year end 2003 and expects well over 2,000 hotels to be Internet enabled by year end 2004.

WASHINGTON, D.C.—February 10, 2004—Marriott International, Inc. (NYSE:MAR) today reported record diluted earnings per share from continuing operations of $1.94 in 2003, up 11 percent from 2002. Income from continuing operations, net of taxes, for the year was $476 million, an eight percent increase over 2002 levels. Synthetic fuel operations contributed approximately $96 million ($0.39 per share) in 2003 versus $74 million ($0.29 per share) a year ago.

J.W. Marriott, Jr., chairman and chief executive officer of Marriott International, said, “We are pleased with our solid performance in 2003, especially in light of the challenges of a war in Iraq and Severe Acute Respiratory Syndrome (SARS). Our leading brands have proven themselves in the challenging operating environment over the past three years. Owners have converted more than 115 hotels with over 20,000 rooms, excluding Ramada International, to our brands since the beginning of 2001 and the trend continues into 2004.

“We expect 2004 to be an even better year at Marriott, in part due to an improved demand outlook and in part due to Marriott’s recent product initiatives. We rolled out Marriott’s industry leading Look No Further sm Best Rate Guarantee, which ensures that customers receive the best available room rate at nearly 2,500 hotels when booking through any Marriott reservation channel. We also recently signed distribution agreements with major third party internet hotel distributors as well as with major travel management companies. These agreements are designed to make Marriott products available to a growing number of travelers with reliable pricing across all distribution channels.

“We are encouraged by the signs of improving trends and look forward to business travel demand building throughout 2004. We expect our 2004 REVPAR (revenue per available room) to increase three to four percent in North America. We also expect to continue our growth in distribution, adding approximately 25,000 to 30,000 hotel rooms and timeshare units to our system in 2004, even as growth in industry supply in the U.S. is expected to continue to decline. As we began 2004, our pipeline of hotel rooms under development increased to more than 50,000 rooms and included a growing proportion of international full service projects. With improved lodging demand, continued strong unit growth and strength in our timeshare business, we continue to expect EPS from continuing operations to be in the range of $2.06 to $2.16 in 2004.

“We have a long term vision for the lodging business to be where our guests are traveling. High-quality, worldwide distribution is important to drive brand value. During the year, we announced a number of exceptional hotels with tremendous market presence, both newly constructed and converted. Properties such as a new Ritz-Carlton in Tokyo and the Grosvenor House in Mayfair, London will extend the excellent distribution our brands enjoy today.”

In fiscal 2003 (52 week period from January 4, 2003 to January 2, 2004), REVPAR for comparable systemwide North American properties declined by 1.3 percent, driven largely by lower average room rates. REVPAR at comparable systemwide North American full-service hotels (including Marriott Hotels & Resorts, The Ritz-Carlton, and Renaissance Hotels & Resorts) decreased by 1.6 percent during the year, while North American systemwide REVPAR for select-service and extended-stay brands (including Courtyard, Fairfield Inn, Residence Inn, TownePlace Suites, and SpringHill Suites) posted a REVPAR decline of 0.8 percent. The Ritz-Carlton brand in North America experienced stronger demand, particularly at its resort properties, with comparable REVPAR up 1.0 percent for the year. International REVPAR at comparable systemwide properties increased 3.7 percent (or declined 1.5 percent in constant dollars). International lodging demand was impacted in 2003 by SARS, the Iraqi war and weak economies in Continental Europe.

We added 185 hotels and timeshare resorts (31,261 rooms) to our worldwide lodging portfolio during 2003, while 24 properties (4,126 rooms) exited the system. For the full year 2003, hotels converted from competitor or unbranded hotels accounted for approximately one-third of gross hotel room additions. At year-end, the company’s lodging group encompassed 2,718 hotels and timeshare resorts (490,564 rooms).

MARRIOTT REVENUES totaled $9.0 billion in 2003, a 7 percent increase from 2002. Base fees from managed hotels increased 2 percent to $388 million, reflecting 3 percent net growth in managed rooms, somewhat offset by lower REVPAR. Franchise fees increased 6 percent in

2003 to $245 million, reflecting 9 percent net growth in franchised rooms, somewhat offset by lower REVPAR. Incentive management fees declined 33 percent to $109 million, reflecting the REVPAR decline at managed hotels as well as lower property level house profit margins. North American company-operated hotel house profit margins in 2003 declined 2.7 percentage points largely due to lower average room rates, higher wages and insurance costs, lower telephone profits, and higher utility costs, offset somewhat by continued productivity improvements. International house profit margins were down only 1.0 percentage point. In 2003, 29 percent of managed rooms earned incentive management fees.

Marriott’s timeshare business reported 16 percent higher contract sales for the full year 2003. Contract sales were particularly strong at timeshare resorts in Aruba and Hawaii.

MARRIOTT OPERATING INCOME increased 17 percent from 2002 levels to $377 million, largely as a result of lower operating losses from the company’s synthetic fuel business in 2003 and the $50 million writedown of goodwill associated with ExecuStay that was included in operating income in 2002. Marriott’s 2003 operating income included the receipt of a $36 million insurance payment for lost revenue related to the loss of the Marriott World Trade Center Hotel on September 11, 2001. Operating income in 2003 also reflected a $53 million reduction in incentive fees, due to the continued weak operating environment in the lodging industry.

Gains and other income include the gains on the sale of timeshare mortgage notes, hotel assets and other investments, including $64 million from the company’s ongoing timeshare mortgage note sale program in 2003 and $21 million in gains on the sale of three international joint venture interests. Prior year gains included $60 million from timeshare mortgage note sales and $44 million from the sale of our equity stake in Interval International.

INTEREST EXPENSE increased to $110 million in 2003 compared to $86 million in 2002 reflecting lower levels of capitalized interest. The net provision for loan losses was $7 million, down from the 2002 level of $12 million.

We sold a 50 percent ownership interest in our synthetic fuel operation to a major U.S. financial institution in mid-2003. We expect to receive substantial additional payments over time, the size of which depends on the amount of synthetic fuel produced. Because the buyer retained a put option, we continued to report synthetic fuel results on a consolidated basis until November 6, 2003, when the put option was terminated. At that point, we began to account for the synthetic fuel business under the equity method. Our income derived from our equity in the synthetic fuel joint venture totaled $10 million during the year. Excluding the impact of our synthetic fuel operations, our tax rate for continuing operations was 34.6 percent in 2003.

Other equity losses increased to $17 million in 2003, primarily as a result of continued weakness in the Courtyard joint venture.

During 2003, we sold three hotels, 23 senior living communities and several land parcels totaling $611 million. We owned only six hotels at year-end 2003. Also, during 2003, we received $280 million in cash from the sale and collection of notes receivable (excluding timeshare mortgage notes). Total debt at year end 2003 was $1.5 billion, down from $1.8 billion at the end of 2002. In addition to reducing our debt by more than $300 million, we repurchased 10.5 million shares of common stock during 2003 at a total cost of $380 million. To date in 2004, we have repurchased an additional 2.3 million shares of common stock for a total cost of $104 million. Ten million shares remain authorized for repurchase.

During 2002, we closed the distribution services business and during 2003 we sold our senior living business. Therefore, we show the financial results for those businesses in discontinued operations for 2003 and 2002. Fully diluted earnings per share from discontinued operations were $0.11 in 2003 compared to losses of $0.64 a year ago. In light of our transition to a pure lodging company, we have modified our financial statements to include the consolidation of all of our general and administrative expenses and to provide more detail about our lodging business.

FOURTH QUARTER RESULTS

Fourth quarter highlights include:

•	EPS from continuing operations totaled $0.69 in the fourth quarter 2003, a 47 percent increase over a year ago.

•	North American comparable systemwide REVPAR for the fourth quarter (Sept. 13, 2003 – Jan 2, 2004), increased 0.4 percent from the prior year.

•	On a fourth quarter 2003 calendar basis, Marriott’s full service brands reported 1.1 percent comparable company-operated REVPAR growth in North America and Hawaii combined.

Fourth quarter diluted earnings per share from continuing operations totaled $0.69 in 2003, a 47 percent increase from the 2002 quarter. Income from continuing operations, net of taxes, for the quarter was $170 million compared to $116 million a year ago. Synthetic fuel operations contributed approximately $30 million ($0.12 per share) in the fourth quarter of 2003 versus $36 million ($0.14 per share) a year ago.

We added 50 hotels and timeshare resorts (7,206 rooms) to our worldwide lodging portfolio during the fourth quarter of 2003, while nine properties (1,599 rooms) exited the system.

Outside North America, comparable systemwide REVPAR for the last four months of 2003 increased 3.4 percent in constant dollars as a result of stronger occupancies in almost all regions and particularly strong demand in Middle Eastern, the United Kingdom and Caribbean destinations. Taking into account the decline in the value of the U.S. dollar, comparable systemwide REVPAR outside North America increased 8.7 percent during the quarter.

MARRIOTT REVENUES totaled $2.9 billion in the 2003 fourth quarter, a six percent increase from 2002. Base fees from managed hotels increased one percent, while franchise fees increased six percent as a result of strong unit growth. Incentive management fees declined 36 percent, reflecting REVPAR declines and lower property level house profit margins. North American comparable company-operated house profit margins during the fourth quarter declined 2.7 percentage points.

Marriott’s timeshare business reported 11 percent higher contract sales in the 2003 fourth quarter. Contract sales were particularly strong at timeshare resorts in Hawaii and California.

MARRIOTT’S OPERATING INCOME for the fourth quarter of 2003 was $161 million, up from $37 million a year ago primarily as a result of lower synthetic fuel operating losses in 2003 and the inclusion of a $50 million writedown of goodwill related to our ExecuStay corporate living business in the year ago quarter. Marriott’s fourth quarter lodging operating income benefited from a $36 million insurance payment for lost revenue related to the loss of the Marriott World Trade Center Hotel on September 11, 2001, largely offset by $19 million in lower incentive fees, charges totaling $15 million related to three hotels.

INTEREST EXPENSE totaled $33 million during the 2003 fourth quarter compared to $27 million in the fourth quarter of 2002. The increase was largely due to $5 million of lower capitalized interest.

Synthetic fuel operations contributed approximately $0.12 cents per share of after-tax earnings during the quarter. After the sale of a 50 percent interest, we continued to report synthetic fuel results on a consolidated basis because the buyer retained a put option. Effective November 6, 2003, that put option was terminated and we began to account for the synthetic fuel business under the equity method. Our income derived from our equity in the synthetic fuel joint venture totaled $10 million during the quarter. Excluding the impact of our synthetic fuel operations, our tax rate for continuing operations was 34.5 percent in the fourth quarter of 2003.

OUTLOOK

We are pleased with our current booking patterns in 2004 and believe the strengthening economy is beginning to impact favorably individual business travel. Combined with already strong leisure business, we are optimistic about 2004 demand growth. In addition, Lodging Econometrics expects U.S. lodging supply to grow only 1.2% in 2004. Based on these dynamics, we continue to estimate North American REVPAR growth for 2004 of 3 to 4 percent.

Assuming nearly flat house profit margins, completion of timeshare mortgage note sale transactions in the second and fourth quarters, approximately 25,000 to 30,000 new room openings, and roughly $0.40 of after-tax earnings per share from our synthetic fuel business, we continue to estimate that 2004 diluted earnings per share from continuing operations will range from $2.06 to $2.16. Under these assumptions, lodging operating income (excluding synthetic fuel’s operating loss in 2003) should increase roughly 15 percent for full year 2004.

Assuming North American REVPAR growth of 2 to 4 percent in the first quarter of 2004, we currently estimate first quarter earnings per share from continuing operations of $0.38 to $0.42, including $0.06 of earnings from synthetic fuel.

We expect investment spending in 2004 to include approximately $50 million for maintenance capital spending and approximately $50 million for systems initiatives. We also expect to invest approximately $25 million in new company-developed hotels and $75 million in the timeshare business. We expect to invest approximately $150 million in mezzanine financing and mortgage loans for hotels developed by our owners and franchisees and approximately $150 million in equity investments, including investments in timeshare joint ventures. In 2004, we estimate total investment spending levels to be roughly $500 million, moderately lower than in 2003.

Individual investors and the news media are invited to listen to the review on the Internet at http://www.marriott.com/investor. A replay will be available on the Internet until March 10, 2004 at http://www.marriott.com/investor (click on “recent investor news”). A recording of the call will also be available by telephone from 1 p.m. ET, Tuesday, February 10, 2004 until Tuesday, February 17, 2004 at 8 p.m. ET. To access the recording, call 719-457-0820. The reservation number for the recording is 277182.

Note: This press release contains “forward-looking statements” within the meaning of federal securities laws, including REVPAR, profit margin and earning trends; statements concerning the number of lodging properties we expect to add in future years; our expected investment spending; our anticipated results from synthetic fuel operations; and similar statements concerning anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including the pace and extent of the current recovery in both the economy and the lodging industry; supply and demand changes for hotel rooms, vacation ownership intervals, and corporate housing; competitive conditions in the lodging industry; relationships with clients and property owners; and the availability of capital to finance hotel growth and refurbishment; any of which could cause actual results to differ materially from those expressed in or implied by the statements herein. These statements are made as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

MARRIOTT INTERNATIONAL, INC. (NYSE:MAR) is a leading worldwide hospitality company with over 2,700 lodging properties in the United States and 67 other countries and territories. Marriott International operates and franchises hotels under the Marriott, JW Marriott, The Ritz-Carlton, Renaissance, Residence Inn, Courtyard, TownePlace Suites, Fairfield Inn, SpringHill Suites and Ramada International brand names; develops and operates vacation ownership resorts under the Marriott Vacation Club International, Horizons, The Ritz-Carlton Club and Marriott Grand Residence Club brands; operates Marriott Executive Apartments; provides furnished corporate housing through its Marriott ExecuStay division; and operates conference centers. Marriott is also in the synthetic fuel business. The company is headquartered in Washington, D.C., and has approximately 128,000 employees. In fiscal year 2003, Marriott International reported sales from continuing operations of $9 billion. For more information or reservations, please visit our web site at www.marriott.com.

IRPR#1

Tables follow

MARRIOTT INTERNATIONAL, INC.

Financial Highlights

(in millions, except per share amounts)

	16 Weeks Ended January 2, 2004			17 Weeks Ended January 3, 2003
	Lodging	Synthetic Fuel	Total	Lodging	Synthetic Fuel	Total	Percent Better/ (Worse)
REVENUES
Base management fees	$122	$—	$122	$121	$—	$121
Franchise fees	76	—	76	72	—	72
Incentive management fees	34	—	34	53	—	53
Owned, leased, corporate housing and other [1]	219	—	219	197	—	197
Timeshare interval sales and services [2]	378	—	378	318	—	318
Cost reimbursements [3]	1,959	—	1,959	1,852	—	1,852
Synthetic fuel	—	78	78	—	80	80

Total Revenues	2,788	78	2,866	2,613	80	2,693
OPERATING COSTS AND EXPENSES
Owned, leased and corporate housing—direct [4]	158	—	158	214	—	214
Timeshare—direct	323	—	323	283	—	283
Reimbursed costs	1,959	—	1,959	1,852	—	1,852
General, administrative and other [5]	187	—	187	174	—	174
Synthetic fuel	—	78	78	—	133	133

Total Expenses	2,627	78	2,705	2,523	133	2,656

OPERATING INCOME	$161	$—	161	$90	$(53)	37	*

Gains and other income [6]			52			69
Interest expense			(33)			(27)
Interest income			51			47
Provision for loan losses			—			(12)
Equity in earnings (losses)—Synthetic fuel [7]			10			—
—Other [8]			(16)			(6)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND MINORITY INTEREST			225			108
(Provision)/Benefit for income taxes			(29)			8

INCOME FROM CONTINUING OPERATIONS BEFORE MINORITY INTEREST			196			116
Minority Interest			(26)			—

INCOME FROM CONTINUING OPERATIONS			170			116	47
Discontinued operations
Loss from Senior Living Services, net of tax			(3)			(125)
Income/(loss) from Distribution Services, net of tax			2			(28)

NET INCOME/(LOSS)			$169			$(37)	*

EARNINGS PER SHARE—Basic
Earnings from continuing operations			$0.74			$0.49	51
Loss from discontinued operations			(0.01)			(0.65)	98

Earnings/(loss) per share			$0.73			$(0.16)	*

EARNINGS PER SHARE—Diluted
Earnings from continuing operations			$0.69			$0.47	47
Loss from discontinued operations			—			(0.62)	*

Earnings/(loss) per share			$0.69			$(0.15)	*

Basic Shares			231.4			237.0
Diluted Shares			245.8			247.3

*	Calculated percentage is not meaningful.
[1] –	Owned, leased, corporate housing and other revenue includes revenue from the properties we own or lease, our ExecuStay business, land rent income and other revenue.
[2] –	Timeshare interval sales and services includes total timeshare revenue except for base fees, reimbursed costs and note sale gains.
[3] –	Cost reimbursements include reimbursements from lodging properties for Marriott funded operating expenses. Marriott earns no markup on these expenses.
[4] –	Owned, leased and corporate housing—direct expenses include operating expenses of our ExecuStay business unit, and owned or leased hotels including lease payments, pre-opening expenses and depreciation.
[5] –	General, administrative and other expenses include the overhead costs allocated to our lodging business segments (including ExecuStay and timeshare) and our unallocated corporate overhead costs.
[6] –	Gains and other income includes gains on the sale of real estate, timeshare note sale gains, and gains on the sale of our interests in joint ventures.
[7] –	Equity in earnings/(losses)—Synthetic fuel includes our share of the equity in earnings of the Synthetic fuel joint venture and the earnout we received from the Synthetic fuel joint venture partner beginning November 6, 2003. The earnout we received prior to November 6, 2003, along with the revenue generated from the previously consolidated Synthetic fuel joint venture, are included in Synthetic fuel revenue.
[8] –	Equity in earnings/(losses)—Other includes our equity in earnings/(losses) of unconsolidated joint ventures.

MARRIOTT INTERNATIONAL, INC.

Financial Highlights

(in millions, except per share amounts)

	52 Weeks Ended January 2, 2004			53 Weeks Ended January 3, 2003
	Lodging	Synthetic Fuel	Total	Lodging	Synthetic Fuel	Total	Percent Better/ (Worse)
REVENUES
Base management fees	$388	$—	$388	$379	$—	$379
Franchise fees	245	—	245	232	—	232
Incentive management fees	109	—	109	162	—	162
Owned, leased, corporate housing and other [1]	633	—	633	651	—	651
Timeshare interval sales and services [2]	1,145	—	1,145	1,059	—	1,059
Cost reimbursements [3]	6,192	—	6,192	5,739	—	5,739
Synthetic fuel	—	302	302	—	193	193

Total Revenues	8,712	302	9,014	8,222	193	8,415
OPERATING COSTS AND EXPENSES
Owned, leased and corporate housing—direct [4]	505	—	505	580	—	580
Timeshare—direct	1,011	—	1,011	938	—	938
Reimbursed costs	6,192	—	6,192	5,739	—	5,739
General, administrative and other [5]	523	—	523	510	—	510
Synthetic fuel	—	406	406	—	327	327

Total Expenses	8,231	406	8,637	7,767	327	8,094

OPERATING INCOME	$481	$(104)	377	$455	$(134)	321	17

Gains and other income [6]			106			132
Interest expense			(110)			(86)
Interest income			129			122
Provision for loan losses			(7)			(12)
Equity in earnings (losses)—Synthetic fuel [7]			10			—
—Other [8]			(17)			(6)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND MINORITY INTEREST			488			471
Benefit (Provision) for income taxes			43			(32)

INCOME FROM CONTINUING OPERATIONS BEFORE MINORITY INTEREST			531			439
Minority Interest			(55)			—

INCOME FROM CONTINUING OPERATIONS			476			439	8
Discontinued operations
Income (Loss) from Senior Living Services, net of tax			26			(108)
Loss from Distribution Services, net of tax			—			(54)

NET INCOME			$502			$277	81

EARNINGS PER SHARE—Basic
Earnings from continuing operations			$2.05			$1.83	12
Earnings (loss) from discontinued operations			0.11			(0.68)	*

Earnings per share			$2.16			$1.15	88

EARNINGS PER SHARE—Diluted
Earnings from continuing operations			$1.94			$1.74	11
Earnings (loss) from discontinued operations			0.11			(0.64)	*

Earnings per share			$2.05			$1.10	86

Basic Shares			232.5			240.3
Diluted Shares			245.4			254.6

* Calculated percentage is not meaningful.

1 – Owned, leased, corporate housing and other revenue includes revenue from the properties we own or lease, our ExecuStay business, land rent income and other revenue.

2 – Timeshare interval sales and services includes total timeshare revenue except for base fees, reimbursed costs and note sale gains.

3 – Cost reimbursements include reimbursements from lodging properties for Marriott funded operating expenses. Marriott earns no markup on these expenses.

4 – Owned, leased and corporate housing—direct expenses include operating expenses of our ExecuStay business unit, and owned or leased hotels including lease payments, pre-opening expenses and depreciation.

5 – General, administrative and other expenses include the overhead costs allocated to our lodging business segments (including ExecuStay and timeshare) and our unallocated corporate overhead costs.

6 – Gains and other income includes gains on the sale of real estate, timeshare note sale gains, and gains on the sale of our interests in joint ventures.

7 – Equity in earnings/(losses)—Synthetic fuel includes our share of the equity in earnings of the Synthetic fuel joint venture and the earnout we received from the Synthetic fuel joint venture partner beginning November 6, 2003. The earnout we received prior to November 6, 2003, along with the revenue generated from the previously consolidated Synthetic fuel joint venture, are included in Synthetic fuel revenue.

8 – Equity in earnings/(losses)—Other includes our equity in earnings/(losses) of unconsolidated joint ventures.

MARRIOTT INTERNATIONAL, INC.

Business Segments

($ in millions)

	Quarter Ended[1]
	January 2, 2004	January 3, 2003
REVENUES
Full-Service	$1,899	$1,791
Select-Service	301	291
Extended-Stay	165	184
Timeshare	423	347

Total Lodging	2,788	2,613
Synthetic Fuel	78	80

Total	$2,866	$2,693

INCOME FROM CONTINUING OPERATIONS
Full-Service	$148	$132
Select-Service	18	35
Extended-Stay	10	(38)
Timeshare	64	73

Total Lodging Financial Results (pretax)	240	202
Synthetic Fuel (after tax)	30	36
Unallocated corporate expense	(43)	(49)
Interest income, provision for loan losses and interest expense	18	8
Income taxes (excluding Synthetic Fuel)	(75)	(81)

Total	$170	$116

[1]	There were 16 weeks in the fourth quarter ended January 2, 2004 and 17 weeks in the fourth quarter ended January 3, 2003.

MARRIOTT INTERNATIONAL, INC.

Business Segments

($ in millions)

	Year Ended[1]
	January 2, 2004	January 3, 2003
REVENUES
Full-Service	$5,876	$5,508
Select-Service	1,000	967
Extended-Stay	557	600
Timeshare	1,279	1,147

Total Lodging	8,712	8,222
Synthetic Fuel	302	193

Total	$9,014	$8,415

INCOME FROM CONTINUING OPERATIONS
Full-Service	$407	$397
Select-Service	99	130
Extended-Stay	47	(3)
Timeshare	149	183

Total Lodging Financial Results (pretax)	702	707
Synthetic Fuel (after tax)	96	74
Unallocated corporate expense	(132)	(126)
Interest income, provision for loan losses and interest expense	12	24
Income taxes (excluding Synthetic Fuel)	(202)	(240)

Total	$476	$439

[1]	There were 52 weeks in the year ended January 2, 2004 and 53 weeks in the year ended January 3, 2003.

MARRIOTT INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEET

January 2, 2004 and January 3, 2003

($ in millions)

	January 2, 2004	January 3, 2003
ASSETS
Current assets
Cash and equivalents	$229	$198
Accounts and notes receivable	699	522
Prepaid taxes	223	300
Other	84	89
Assets held for sale	—	664

	1,235	1,773

Property and equipment	2,513	2,560
Goodwill	923	923
Other intangible assets	526	495
Investments in affiliates—equity	468	475
Investments in affiliates—notes receivable	558	522

Notes and other receivables, net
Loans to timeshare owners	167	153
Other notes receivable	389	366
Other long-term receivables	548	473

	1,104	992

Other	850	556

	$8,177	$8,296

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities
Accounts payable	$584	$505
Accrued payroll and benefits	412	373
Casualty self insurance	43	32
Other payables and accruals	667	662
Current portion of long-term debt	64	221
Liabilities of businesses held for sale	—	390

	1,770	2,183

Long-term debt	1,391	1,553
Casualty self insurance reserves	169	106
Other long-term liabilities	1,009	881

Shareholders’ equity
Class A common stock	3	3
Additional paid-in capital	3,317	3,224
Retained earnings	1,505	1,126
Deferred compensation	(81)	(43)
Treasury stock, at cost	(865)	(667)
Accumulated other comprehensive loss	(41)	(70)

	3,838	3,573

	$8,177	$8,296

MARRIOTT INTERNATIONAL, INC.

KEY LODGING STATISTICS

North American Comparable Company-Operated Properties [1]
	16 Weeks Ended Jan. 2, 2004 vs. 17 Weeks Ended Jan. 3, 2003
	REVPAR		Occupancy		Average Daily Rate
Brand	2003	vs. 2002	2003	vs. 2002	2003	vs. 2002
Marriott Hotels & Resorts	$91.21	-1.2%	66.6%	0.1% pts.	$136.93	-1.4%
The Ritz-Carlton [2]	$144.34	4.8%	63.5%	3.2% pts.	$227.17	-0.5%
Renaissance Hotels & Resorts	$83.38	0.1%	63.0%	1.5% pts.	$132.35	-2.3%
Composite—Full-Service	$95.84	0.1%	65.8%	0.6% pts.	$145.72	-0.8%
Residence Inn	$68.63	-1.7%	72.9%	-0.6% pts.	$94.15	-0.8%
Courtyard	$59.92	-0.7%	64.9%	-0.3% pts.	$92.38	-0.3%
TownePlace Suites	$42.56	2.1%	68.4%	2.0% pts.	$62.19	-0.9%
Composite—Select-Service & Extended-Stay	$60.38	-0.4%	67.0%	0.0% pts.	$90.18	-0.4%
Composite—All	$82.94	0.0%	66.2%	0.4% pts.	$125.29	-0.5%

North American Comparable Systemwide Properties [1]
	16 Weeks Ended Jan. 2, 2004 vs. 17 Weeks Ended Jan. 3, 2003
	REVPAR		Occupancy		Average Daily Rate
Brand	2003	vs. 2002	2003	vs. 2002	2003	vs. 2002
Marriott Hotels & Resorts	$84.02	-0.9%	64.9%	-0.1% pts.	$129.42	-0.8%
The Ritz-Carlton [2]	$144.34	4.8%	63.5%	3.2% pts.	$227.17	-0.5%
Renaissance Hotels & Resorts	$78.51	1.5%	63.5%	2.3% pts.	$123.73	-2.1%
Composite—Full-Service	$87.80	0.4%	64.6%	0.5% pts.	$135.89	-0.4%
Residence Inn	$66.68	-0.7%	72.0%	-0.1% pts.	$92.55	-0.6%
Courtyard	$60.23	0.3%	65.2%	-0.2% pts.	$92.34	0.6%
Fairfield Inn	$37.56	0.3%	60.0%	0.0% pts.	$62.61	0.2%
TownePlace Suites	$42.64	2.3%	68.5%	2.4% pts.	$62.22	-1.3%
SpringHill Suites	$51.41	4.1%	65.5%	2.2% pts.	$78.44	0.6%
Composite—Select-Service & Extended-Stay	$54.22	0.3%	65.6%	0.2% pts.	$82.63	0.0%
Composite—All	$69.05	0.4%	65.2%	0.3% pts.	$105.95	-0.1%

North American Comparable Company-Operated Properties [1]
	52 Weeks Ended Jan. 2, 2004 vs. 53 Weeks Ended Jan. 3, 2003
	REVPAR		Occupancy		Average Daily Rate
Brand	2003	vs. 2002	2003	vs. 2002	2003	vs. 2002
Marriott Hotels & Resorts	$93.81	-2.8%	69.3%	-0.5% pts.	$135.42	-2.1%
The Ritz-Carlton [3]	$151.85	1.0%	65.7%	1.1% pts.	$231.12	-0.8%
Renaissance Hotels & Resorts	$86.99	-0.4%	65.8%	0.9% pts.	$132.12	-1.8%
Composite—Full-Service	$98.65	-1.8%	68.4%	-0.1% pts.	$144.17	-1.6%
Residence Inn	$73.09	-2.3%	77.0%	-0.3% pts.	$94.94	-1.9%
Courtyard	$63.01	-2.7%	67.6%	-1.0% pts.	$93.16	-1.2%
TownePlace Suites	$44.48	-1.0%	70.3%	-2.0% pts.	$63.24	1.8%
Composite—Select-Service & Extended-Stay	$63.64	-2.2%	70.0%	-0.8% pts.	$90.98	-1.1%
Composite—All	$85.85	-1.9%	69.0%	-0.4% pts.	$124.45	-1.4%

North American Comparable Systemwide Properties [1]
	52 Weeks Ended Jan. 2, 2004 vs. 53 Weeks Ended Jan. 3, 2003
	REVPAR		Occupancy		Average Daily Rate
Brand	2003	vs. 2002	2003	vs. 2002	2003	vs. 2002
Marriott Hotels & Resorts	$86.87	-2.4%	67.6%	-0.4% pts.	$128.53	-1.8%
The Ritz-Carlton [3]	$151.85	1.0%	65.7%	1.1% pts.	$231.12	-0.8%
Renaissance Hotels & Resorts	$80.92	0.1%	65.3%	1.5% pts.	$123.97	-2.2%
Composite—Full-Service	$90.57	-1.6%	67.1%	0.0% pts.	$134.92	-1.6%
Residence Inn	$71.47	-1.1%	76.2%	0.2% pts.	$93.85	-1.4%
Courtyard	$63.65	-1.4%	68.5%	-0.6% pts.	$92.90	-0.6%
Fairfield Inn	$41.22	-0.4%	64.1%	-0.3% pts.	$64.28	0.2%
TownePlace Suites	$44.89	-0.1%	70.9%	0.0% pts.	$63.34	-0.2%
SpringHill Suites	$54.94	3.2%	68.4%	1.3% pts.	$80.38	1.3%
Composite—Select-Service & Extended-Stay	$57.95	-0.8%	69.2%	-0.2% pts.	$83.70	-0.6%
Composite—All	$72.31	-1.3%	68.3%	-0.1% pts.	$105.86	-1.1%

[1]	Composite—All statistics include properties for the Marriott Hotels & Resorts, Renaissance Hotels & Resorts, The Ritz-Carlton, Courtyard, Residence Inn, TownePlace Suites, Fairfield Inn, and SpringHill Suites brands. Select-Service and Extended-Stay composite statistics include properties for the Courtyard, Residence Inn, TownePlace Suites, Fairfield Inn and SpringHill Suites brands.
[2]	Statistics for The Ritz-Carlton are for the four months ended December 31, 2003.
[3]	Statistics for The Ritz-Carlton are for the twelve months ended December 31, 2003.

MARRIOTT INTERNATIONAL, INC.

KEY LODGING STATISTICS

International Comparable Company-Operated Properties [1,2]
	Four Months Ended December 31, 2003 and December 31, 2002
	REVPAR		Occupancy		Average Daily Rate
Brand	2003	vs. 2002	2003	vs. 2002	2003	vs. 2002
Caribbean & Latin America	$78.06	8.2%	63.8%	4.0% pts.	$122.41	1.5%
Continental Europe	$87.09	-0.6%	71.5%	3.0% pts.	$121.77	-4.7%
United Kingdom	$128.11	5.1%	82.9%	4.5% pts.	$154.46	-0.6%
Middle East & Africa	$53.82	34.5%	72.5%	5.8% pts.	$74.25	23.8%
Asia Pacific[4]	$69.92	1.2%	75.5%	-0.4% pts.	$92.59	1.7%
Total International[5]	$80.81	4.0%	72.1%	2.3% pts.	$112.09	0.7%

International Comparable Systemwide Properties [1,2]
	Four Months Ended December 31, 2003 and December 31, 2002
	REVPAR		Occupancy		Average Daily Rate
Brand	2003	vs. 2002	2003	vs. 2002	2003	vs. 2002
Caribbean & Latin America	$73.04	8.2%	62.8%	4.4% pts.	$116.29	0.6%
Continental Europe	$85.56	1.3%	69.8%	3.6% pts.	$122.60	-3.8%
United Kingdom	$101.01	-1.6%	78.1%	1.1% pts.	$129.28	-2.9%
Middle East & Africa	$50.38	26.5%	67.6%	2.3% pts.	$74.56	22.2%
Asia Pacific[4]	$77.66	3.8%	76.8%	0.6% pts.	$101.16	3.0%
Total International[5]	$83.15	3.4%	72.2%	2.2% pts.	$115.09	0.3%

International Comparable Company-Operated Properties [1,3]
	Twelve Months Ended December 31, 2003 and December 31, 2002
	REVPAR		Occupancy		Average Daily Rate
Brand	2003	vs. 2002	2003	vs. 2002	2003	vs. 2002
Caribbean & Latin America	$85.32	9.5%	67.5%	4.2% pts.	$126.45	2.7%
Continental Europe	$79.92	-4.9%	67.9%	0.3% pts.	$117.79	-5.4%
United Kingdom	$113.48	-2.4%	76.6%	-0.7% pts.	$148.14	-1.5%
Middle East & Africa	$47.49	15.7%	66.5%	0.4% pts.	$71.39	14.9%
Asia Pacific[4]	$55.86	-10.5%	65.5%	-6.7% pts.	$85.25	-1.4%
Total International[5]	$74.14	-1.8%	67.6%	-1.3% pts.	$109.62	0.1%

International Comparable Systemwide Properties [1,3]
	Twelve Months Ended December 31, 2003 and December 31, 2002
	REVPAR		Occupancy		Average Daily Rate
Brand	2003	vs. 2002	2003	vs. 2002	2003	vs. 2002
Caribbean & Latin America	$79.49	8.5%	65.3%	3.8% pts.	$121.64	2.2%
Continental Europe	$77.50	-3.5%	64.9%	0.3% pts.	$119.40	-4.0%
United Kingdom	$90.71	-4.2%	72.3%	-0.8% pts.	$125.44	-3.2%
Middle East & Africa	$46.00	15.8%	64.3%	0.6% pts.	$71.58	14.6%
Asia Pacific[4]	$63.10	-6.8%	67.8%	-5.3% pts.	$93.13	0.5%
Total International[5]	$75.69	-1.5%	67.5%	-1.0% pts.	$112.14	0.0%

[1]	International financial results are reported on a period end basis, while International statistics are reported on a month end basis.
[2]	Statistics are in constant dollars and include results for September through December. Excludes North America.
[3]	Statistics are in constant dollars and include results for January through December. Excludes North America.
[4]	Excludes Hawaii.
[5]	Includes Hawaii.

MARRIOTT INTERNATIONAL, INC.

Total Lodging Products [1]

	Number of Properties		Number of Rooms/Suites
Brand	Jan. 2, 2004	vs. Jan. 3, 2003	Jan. 2, 2004	vs. Jan. 3, 2003
Full-Service Lodging
Marriott Hotels & Resorts	472	+22	173,974	+8,774
The Ritz-Carlton	56	+5	18,347	+1,781
Renaissance Hotels & Resorts	126	—	45,614	-185
Ramada International	192	+46	26,150	+4,920
Select-Service Lodging
Courtyard	616	+29	88,214	+3,858
Fairfield Inn	524	+21	50,206	+1,992
SpringHill Suites	110	+12	12,682	+1,473
Extended-Stay Lodging
Residence Inn	449	+21	53,314	+2,741
TownePlace Suites	111	+7	11,381	+677
Marriott Executive Apartments	13	+2	2,322	+315
Timeshare
Marriott Vacation Club International	41	-4	7,622	+649
Horizons by Marriott Vacation Club International	2	—	256	+110
The Ritz-Carlton Club	4	—	234	+30
Marriott Grand Residence Club	2	—	248	—

Total	2,718	+161	490,564	+27,135

[1]	Total Lodging Products excludes the 2,978 corporate housing rental units.

MARRIOTT INTERNATIONAL, INC.

Non-GAAP Financial Measure Reconciliation

(in millions, except per share amounts)

We consider income from continuing operations and the effective tax rate excluding the impact of the Synthetic Fuel joint venture, to be meaningful performance indicators because they reflect that portion of our income from continuing operations and the effective tax rate that relates to our lodging business and enables investors to compare the results of our operations and effective tax rate to that of other lodging companies.

The reconciliation of the effective income tax rate from continuing operations to the effective income tax rate from continuing operations, excluding the impact of our Synthetic Fuel business is as follows:

Fourth Quarter 2003

	Continuing Operations
	Income from Continuing Operations	Synthetic Fuel Impact	Excluding Synthetic Fuel
Pre tax income (loss)	$225	$10	$215
Tax Benefit/(Provision)	(78)	(3)	(75)
Tax Credits	49	49	—

Total Tax Benefit/(Provision)	(29)	46	(75)

Income from Continuing Operations before Minority Interest	196	56	140
Minority Interest	(26)	(26)	—

Income from Continuing Operations	$170	$30	$140

Diluted Shares	245.8	245.8	245.8
Earnings per Share—Diluted	$0.69	$0.12	$0.57
Tax Rate	12.9%		34.5%

Fourth Quarter 2002

	Continuing Operations
	Income from Continuing Operations	Synthetic Fuel Impact	Excluding Synthetic Fuel
Pre tax income (loss)	$108	$(53)	$161
Tax Benefit/(Provision)	(60)	21	(81)
Tax Credits	68	68	—

Total Tax Benefit/(Provision)	8	89	(81)

Income from Continuing Operations before Minority Interest	116	36	80
Minority Interest	—	—	—

Income from Continuing Operations	$116	$36	$80

Diluted Shares	247.3	247.3	247.3
Earnings per Share—Diluted	$0.47	$0.14	$0.33
Tax Rate	-7.4%		49.7%

MARRIOTT INTERNATIONAL, INC.

Non-GAAP Financial Measure Reconciliation

(in millions, except per share amounts)

We consider income from continuing operations and the effective tax rate excluding the impact of the Synthetic Fuel joint venture, to be meaningful performance indicators because they reflect that portion of our income from continuing operations and the effective tax rate that relates to our lodging business and enables investors to compare the results of our operations and effective tax rate to that of other lodging companies.

The reconciliation of the effective income tax rate from continuing operations to the effective income tax rate from continuing operations, excluding the impact of our Synthetic Fuel business is as follows:

Fourth Quarter YTD 2003

	Continuing Operations
	Income from Continuing Operations	Synthetic Fuel Impact	Excluding Synthetic Fuel
Pre tax income (loss)	$488	$(94)	$582
Tax Benefit/(Provision)	(168)	34	(202)
Tax Credits	211	211	—

Total Tax Benefit/(Provision)	43	245	(202)

Income from Continuing Operations before Minority Interest	531	151	380
Minority Interest	(55)	(55)	—

Income from Continuing Operations	$476	$96	$380

Diluted Shares	245.4	245.4	245.4
Earnings per Share—Diluted	$1.94	$0.39	$1.55
Tax Rate	-8.8%		34.6%

Fourth Quarter YTD 2002

	Continuing Operations
	Income from Continuing Operations	Synthetic Fuel Impact	Excluding Synthetic Fuel

Pre tax income (loss)	$471	$(134)	$605
Tax Benefit/(Provision)	(191)	49	(240)
Tax Credits	159	159	—

Total Tax Benefit/(Provision)	(32)	208	(240)

Income from Continuing Operations before Minority Interest	439	74	365
Minority Interest	—	—	—

Income from Continuing Operations	$439	$74	$365

Diluted Shares	254.6	254.6	254.6
Earnings per Share—Diluted	$1.74	$0.29	$1.45
Tax Rate	6.8%		39.6%

MARRIOTT INTERNATIONAL, INC.

Non-GAAP Financial Measure Reconciliation

(in millions)

We consider lodging operating income to be a meaningful indicator of our performance because it measures our growth in profitability as a lodging company and enables investors to compare the operating income related to our lodging segments to the operating income of other lodging companies.

The reconciliation of operating income to lodging operating income is as follows:

	Fiscal Year
	2003	2002
Operating Income	$377	$321
Less: Synthetic Fuel Operating Loss	104	134

Lodging Operating Income	$481	$455

	Fourth Quarter
	2003	2002
Operating Income	$161	$37
Less: Synthetic Fuel Operating Loss	—	53

Lodging Operating Income	$161	$90